Exhibit 10.1


                  FIRST KEYSTONE BANK
                  AMENDED AND RESTATED
          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     THIS AMENDED AND RESTATED FIRST KEYSTONE BANK (the
"Bank" or the "Employer") SUPPLEMENTAL EXECUTIVE RETIREMENT
PLAN was originally effective as of March 31, 2004 (the
"Prior Plan") and is hereby amended and restated as of June
27, 2007.

     The purpose of this Amended and Restated Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan") is to provide supplemental retirement and death benefits for certain key employees of the Bank, and any affiliated or subsidiary corporations of the Bank designated by the Board. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing them with these benefits. This Plan as amended and restated shall be effective as of June 27, 2007.

     The Plan is intended to be an unfunded plan qualifying as a "top hat" plan for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is being amended and restated in order to comply with the requirements of
Section 409A of the Code and the final regulations issued by the Internal Revenue Service. No benefits payable under this Plan shall be deemed to be grandfathered for purposes of Section 409A of the Code.

                ARTICLE I - DEFINITIONS
                _______________________

     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases and terms shall have the indicated meanings:

     1.1 Account. "Account" shall have the meaning set forth in Section 3.1 hereof.

     1.2 Beneficiary. "Beneficiary" means a person or entity designated in accordance with Article VI of this Plan to receive benefits upon the death of a Participant.

     1.3 Change in Control. "Change in Control" shall mean a change in the ownership of the Corporation, a change in the effective control of the Corporation or a change in the ownership of a substantial portion of the assets of the Corporation, in each case as provided under Section 409A of the Code and the regulations thereunder.

     1.4  Corporation.  "Corporation" means First Keystone
Financial, Inc., the parent holding company of the Bank.

     1.5  Early Retirement Benefit.  "Early Retirement
Benefit" shall have the meaning set forth in Section 3.4(b).

     1.6 Early Retirement Date. "Early Retirement Date" means the date on which the Participant has a Separation from Service from the Employer on or after the Participant's
Early Retirement Eligibility Date but prior to the Participant's Normal Retirement Date.

     1.7 Early Retirement Eligibility Date. "Early Retirement Eligibility Date" means the first day of the month coincident with or next following the earlier of (a) a Participant's attainment of age fifty (50) and completion of twelve (12) Years of Credited Service, or (b) the date that the sum of the Participant's Years of Credited Service (including partial years) and age equals at least sixty-two
(62).

     1.8 Employer. "Employer" means First Keystone Bank, a federally chartered savings bank.

     1.9  ERISA.  "ERISA" means the Employee Retirement
Income Security Act of 1974, as amended.

     1.10 Normal Retirement Benefit.  "Normal Retirement
Benefit" shall have the meaning set forth in Section 3.4(a).

     1.11 Normal Retirement Date. "Normal Retirement Date" means the first day on which a Participant has attained sixty-five (65) years of age.

     1.12 Participant. "Participant" means any employee of the Employer who is eligible to participate in the Plan and approved by the Board of Directors of the Employer. Only employees who are a member of a select group of management or a highly compensated employee within the meaning of
Section 201(2) of ERISA are eligible to participate in the Plan.

     1.13 Plan.  "Plan" means this Amended and Restated
Supplemental Executive Retirement Plan as adopted by the Employer and as may be hereafter amended.

     1.14 Plan Committee.  "Plan Committee" means the
Compensation Committee of the Board of Directors of the Employer.

     1.15 Retirement.  "Retirement" means a Participant's
Separation from Service from the Employer on or after the Participant's Early Retirement Eligibility Date or Normal
Retirement Date.

     1.16 Retirement Date. "Retirement Date" shall mean the date that a Participant has a Separation from Service that qualifies as a Retirement.

     1.17 Separation from Service.  "Separation from
Service" means a separation from service within the meaning of Section 409A of the Code and the regulations thereunder.

     1.18 Specified Employee. "Specified Employee" shall have the meaning set forth in Treasury Regulation Section 1.409A-1(i) or any successor thereto, with the Specified Employee identification date being December 31st of each year.

     1.19 Year of Credited Service.  Year of Credited
Service means a year in which an employee works one thousand
(1,000) or more hours.

   ARTICLE II - ELIGIBILITY, PARTICIPATION AND VESTING
   ___________________________________________________

     2.1 Eligibility. Eligibility to become a Participant in this Plan will be determined by the Board of Directors of the Employer. Participants will be chosen from a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA. Such determination shall be conclusive and binding upon all persons.

     2.2 Participation.  The Employer or Plan
Committee shall notify each employee of his or her eligibility to participate in this Plan. Eligible employees shall become Participants in this Plan as of the effective date of the Prior Plan or upon becoming eligible to participate in this Plan, as the case may be. Each employee who becomes a Participant in this Plan shall complete such form(s) as are reasonably required by the Plan Committee for Plan participation. Such form(s) shall include, but not be limited to, information related to the Participant's Account distribution method, death benefit distribution method and Beneficiary designation. A Participant shall submit such form(s) to the Plan Committee within thirty (30) days of the date on which the affected employee is first eligible to participate in the Plan.

     2.3 Additional Compensation. A Participant shall receive the benefits provided for herein in addition to any compensation paid to or benefits provided to the Participant by the Bank or the Corporation. Except as otherwise provided herein, nothing in this Plan shall be construed as limiting, varying or reducing any provision or benefit to a Participant, a Participant's estate or Beneficiaries pursuant to any employment agreement, any retirement plan, including any qualified pension or profit sharing plan, any health, disability or life insurance policies or any other agreement between the Employer and the Participant.

     2.4 Vesting. Upon attainment of the Participant's Early Retirement Eligibility Date or Normal Retirement Date, such Participant shall be one hundred percent (100%) vested in his or her Early Retirement Benefit or Normal Retirement Benefit, as applicable. Notwithstanding anything to the contrary, any amounts credited to a Participant's Account that are not vested at the time of his or her termination of employment with the Employer shall be forfeited and returned to the Employer.

          ARTICLE III - RETIREMENT BENEFITS

     3.1 Account Establishment. The Administrator shall establish and maintain a bookkeeping account in the name of each Participant (the "Account"). Each Participant's
Account shall be utilized solely as a device for the measurement and determination of the benefits, if any, payable to a Participant under this Plan. Each
Participant's Account shall be credited with Employer
Contribution(s) on a calendar year basis, as provided for below, and a per annum interest rate as determined by the Plan Committee annually. For the initial Plan year the rate shall be five percent (5.0%). Such rate shall remain in effect in the event the Plan Committee fails to elect a subsequent rate for any successive Plan year. Each
Participant's Account shall be reduced by any completed distributions related to such Participant.

     3.2 Employer Contribution. The Employer may make an Employer Contribution to the Account(s) of some or all Participants. The Plan Committee, in collaboration with the Employer, will authorize and facilitate the periodic crediting to a Participant's Account of an Employer Contribution and aforementioned annual interest rate, as applicable. Such crediting may fluctuate in both amount and frequency as determined to be appropriate by the Plan Committee and the Bank.

     3.3 Retirement Benefit. If a Participant has a Separation from Service on or after the Normal Retirement Date or has a Separation from Service at an Early Retirement Date, the Employer shall pay to the Participant an annual retirement benefit, determined pursuant to Section 3.4 hereof and payable pursuant to the provisions of Section 3.5 hereof.

     3.4  Determination of Normal Retirement Benefit or
Early Retirement Benefit.

          (a) A Participant's Normal Retirement Benefit shall be an amount equal to the Participant's Account balance determined as of such Participant's Retirement Date, as adjusted for subsequent interest credited pursuant to
Section 3.1 hereof.

          (b) A Participant's Early Retirement Benefit shall be an amount equal to the Participant's Account balance determined as of such Participant's Early Retirement
Date, as adjusted for subsequent interest credited pursuant to Section 3.1 hereof.

     3.5  Payment of Normal Retirement Benefit and Early
Retirement Benefit.

          (a)  The Normal Retirement Benefit or Early
Retirement Benefit, as applicable, payable to a Participant upon such Participant's Separation from Service, shall be payable in the form of substantially equal annual payments ("Annual Payments") for fifteen (15) consecutive years beginning with the first day of the first full calendar month following the Participant's Retirement Date, unless a Participant elects a different form of payment pursuant to
Article V below; provided, however, that if a Participant is deemed to be a Specified Employee as of the Retirement Date, then the first annual payment shall be delayed until the first day of the first full calendar month following the lapse of six months after the Retirement Date. All subsequent Annual Payments shall be paid on the annual anniversary of the first day of the first full calendar month following the Participant's Retirement Date.

          (b)  The Normal Retirement Benefit or Early
Retirement Benefit distribution, as applicable, pursuant to this section shall be implemented in the following manner: the amount of the substantially equal payments described above shall be determined by multiplying the Participant's Account as of the date of payment by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1).

          (c)  The amounts of the payments for each
succeeding year shall be determined by multiplying the Participant's Account as of the applicable annual anniversary of the first day of the first full calendar month following the Participant's Retirement Date by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1). Annual interest crediting to the Participant's account shall continue to be credited to the Participant's Account during the Participant's continuation of an Account balance.

     3.6 Change in Control Benefit. If a Participant has a Separation from Service with the Employer within two (2) years after the occurrence of a Change in Control and prior to attaining his or her Normal Retirement Date, then the Employer will pay to the Participant an amount equal to five
(5) times the Participant's then current base salary, as determined by the Employer, minus, dollar for dollar, the Participant's Account balance as of the effective date of the Change in Control. The supplemental benefit payable under this Section 3.6 shall be made in a single lump sum payment on the first day of the month following the Participant's Separation from Service, provided, however, that if a Participant is deemed to be a Specified Employee as of the date of Separation from Service, then the lump sum payment shall be delayed until the first day of the first full calendar month following the lapse of six months after the date of Separation from Service. The Participant's Account balance shall be payable as set forth in Section 3.5 above.

               ARTICLE IV-DEATH BENEFITS
               _________________________

     4.1 Participant's Death Following Early or Normal Retirement. If a Participant dies following his or her Retirement Date, but prior to the receipt of his or her final Annual Payment (not to exceed fifteen (15) Annual Payments), then the Employer shall pay to the Beneficiary or Beneficiaries designated in writing by such Participant (or to the Participant's estate if the Participant fails to so designate a Beneficiary or Beneficiaries) the remaining retirement benefit Annual Payments until the Participant and such Beneficiary or Beneficiaries or estate have received all remaining Annual Payments (not to exceed fifteen (15) Annual Payments).

     4.2 Participant's Death Prior to Retirement Date. If a Participant dies after the Participant's Early Retirement Eligibility Date or Normal Retirement Date but prior to Separation from Service, the Employer shall pay to the Beneficiary or Beneficiaries designated in writing by such Participant (or to the Participant's estate if the Participant fails to so designated a Beneficiary or Beneficiaries) a supplemental amount equal to seven (7) times the Participant's then current base salary, as determined by the Employer, minus, dollar for dollar, the Participant's Account balance as of the date of the Participant's death. This pre-Retirement death benefit shall be payable in a single lump sum distribution to the Participant's Beneficiary or Beneficiaries (or to the Participant's estate if the Participant fails to so designate a Beneficiary or Beneficiaries) within thirty (30) business days following the Participant's death. The Participant's Account balance shall be payable to the Participant's Beneficiaries or estate as set forth in
Section 3.5 above.

     4.3 Death of Beneficiary. In the event of death of a Beneficiary who is receiving an Early or Normal Retirement Benefit in installments pursuant to Section 4.1 or a lump sum distribution pursuant to Section 4.2, the benefit to which such Beneficiary was entitled at the time of such Beneficiary's death shall continue to be payable to the Beneficiary or Beneficiaries, designated in writing by such Beneficiary, on a form to be submitted by such Beneficiary to the Plan Committee (or to the Beneficiary's estate if the Beneficiary fails to so designate a Beneficiary or Beneficiaries).

       ARTICLE V - ALTERNATIVE FORM OF PAYMENT
       _______________________________________

     5.1 General. In lieu of receiving the Normal Retirement Benefit or Early Retirement Benefit in the form of a fifteen (15) year annuity, a Participant may elect to receive his or her Normal Retirement Benefit or Early Retirement Benefit in the form of either (i) a lump sum distribution equal to 100% of the Participant's Normal Retirement Benefit or Early Retirement Benefit, or (ii) Annual Payments for a time period not to exceed fifteen (15) consecutive years, and calculated in accordance with Section
3.5 of this Plan upon such event. Any new payment elections made by a Participant on or after January 1, 2005 shall be made in accordance with this Article V. If a Participant elects a form of payment upon more than one payment event, then the first payment event that occurs shall govern how the payment is made.

     5.2 Prior Elections. Any payment elections made by a Participant before January 1, 2005 shall continue in effect until such time as the Participant makes a subsequent payment election pursuant to either Section 5.3 or Section
5.4 below and such payment election becomes effective as set forth below. If no payment election was previously made, then the current payment election shall be deemed to be a fifteen (15) year annuity payable as set forth in Section
3.5 above.

     5.3 Transitional Elections. On or before December 31, 2007, if a Participant wishes to change his or her payment election, the Participant may do so by completing a payment election form approved by the Plan Committee, provided that any such election (1) must be made no later than December
31, 2007 and must be made prior to the year in which benefit payments are scheduled to commence, (2) must be made while the Participant is an active employee of the Bank or one of its subsidiaries or the Corporation, (3) shall not take effect before the date that the election is made and accepted by the Plan Committee, (4) does not cause a payment that would otherwise be made in the year in which the election is made to be delayed to a later year, and (5) does not accelerate into the year in which the election is made a payment that is otherwise scheduled to be made in a later year.

     5.4 Changes in Payment Elections after 2007. On or after January 1, 2008, if a Participant wishes to change his or her payment election, the Participant may do so by completing a payment election form approved by the Plan Committee, provided that any such election (i) must be made while the Participant is an active employee of the Bank or one of its subsidiaries or the Corporation, (ii) must be made at least 12 months before the date on which any benefit payments as of a fixed date or pursuant to a fixed schedule are scheduled to commence, (iii) shall not take effect until at least 12 months after the date the election is made and accepted by the Plan Committee, and (iv) for payments to be made other than upon death, must provide an additional deferral period of at least five years from the date such payment would otherwise have been made (or in the case of any annuity or installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid). For purposes of this Plan and clause
(iv) above, all annuities or installment payments under this Plan shall be treated as a single payment.

              ARTICLE VI - BENEFICIARIES
              __________________________

     6.1 Beneficiary Designations. A Participant shall designate a beneficiary by filing a written designation with the Plan Committee. A Participant may revoke or modify his or her Beneficiary designation at any time by filing a new designation. However, designations will only be effective if signed by the Participant and received by the Plan Committee during the Participant's lifetime. The Participant's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant, or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. If the Participant dies without a valid Beneficiary designation, all payments shall be made to the Participant's estate.

     6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to the distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

            ARTICLE VII - GENERAL LIMITATIONS
            _________________________________

     All benefits payable under this Plan shall be subject to the following limitations:

     7.1 Termination for Cause. Notwithstanding any provision of this Plan to the contrary, the Bank shall not pay any benefit under this Plan if the Bank terminates a Participant's employment for Cause. Termination of a Participant's employment for "Cause" shall mean termination because of personal dishonesty by the Participant in the performance of his or her duties which results in demonstrable material injury to the Bank, willful misconduct by the Participant which remains uncured 15 days following the giving of written notice thereof to the Participant, breach by the Participant of a fiduciary duty to the Bank involving personal profit, intentional failure to perform stated duties following the giving of written notice thereof to the Participant, willful violation of any law, rule or regulation (other than traffic violations or similar offences) or final cease-and-desist order or material breach of any provision of the Plan. For purposes of this paragraph, no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Bank.

     7.2 Removal. Notwithstanding any provision of this Plan to the contrary, the Bank shall not pay any benefit under this Plan if the Participant is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act ("FDIA").

  ARTICLE VIII - PLAN ADMINISTRATION; CLAIMS PROCEDURE
  ____________________________________________________

     8.1  Plan Committee.   This Plan and all matters
relating hereto shall be administered by the Plan Committee. The Plan Committee will interpret the provisions of this Plan and shall determine all questions arising in the administration, eligibility, interpretation and application of this Plan. Any such determination by the Plan Committee shall be conclusive and binding on all persons and shall be consistently and uniformly applied to all persons similarly situated. The Plan Committee shall engage the services of such independent actuaries and administrative personnel as it deems appropriate to administer the Plan.

     8.2 Scope of Claims Procedures. These claims procedures are based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. Section 2560.503-
1. If any provision in these claims procedures conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

     8.3 Initial Claim. Any Participant or Beneficiary who believes he or she is entitled to any benefit under the Plan (a "Claimant") may file a claim with the Plan Committee.
The Plan Committee shall review the claim itself or appoint an individual or an entity to review the claim. All references to the Plan Committee in this Article VIII shall include any such appointee.

     (a) Initial Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the

          Claimant receives written notice from the Plan
          Committee prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, with such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

     (b)  Manner and Content of Denial of Initial Claims.
          If the Plan Committee denies a claim, it must provide to the Claimant, in writing or by electronic communication:

          (i)   The specific reasons for the denial;

          (ii) A reference to the provision of the Plan upon which the denial is based;

          (iii) A description of any additional information or material that the Claimant must provide in order to perfect the claim;

          (iv) An explanation of why such additional material or information is necessary;

          (v) Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

          (vi) A statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA, following a denial on review of the initial denial.

     8.4  Review Procedures.

     (a) Request For Review. A request for review of a denied claim must be made in writing to the Plan Committee within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Plan Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

          The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Committee. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

     (b) Manner and Content of Notice of Decision on Review. Upon completion of its review of an adverse claim determination, the Plan Committee will give the Claimant, in writing or by electronic notification, a notice containing:

          (i)   its decision;

          (ii)  the specific reasons for the decision;

          (iii) the relevant provisions of this Plan on which its decision is based;

          (iv) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Bank's files which is relevant to the Claimant's claim for benefits;

          (v) a statement describing the Claimant's right to bring an action for judicial review under Section 502(a) of ERISA; and

          (vi) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

          8.5 Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the procedures of this Plan without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

     8.6 Legal Action. If the Plan Committee fails to follow the claims procedures required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under this Plan and shall be entitled to pursue any available remedy under Section 502(a) of ERISA on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. A Claimant's compliance with the foregoing provisions of this Article is a mandatory requisite to a Claimant's right to commence any legal action with respect to any claims for benefits under the Plan.

     8.7 Review by the Plan Committee. Notwithstanding anything in this Plan to the contrary, the Plan Committee may determine, in its sole and absolute discretion, to review any claim for benefits submitted by a Claimant under this Plan.

             ARTICLE IX - PARTICIPANT RIGHTS
             _______________________________

     9.1 Participant Rights. The rights of a Participant or a Participant's Beneficiaries to benefits under this Plan shall be solely those of an unsecured creditor of the Employer. Any insurance policy or other asset acquired or held by, or on behalf of, the Employer or funds allocated by the Employer in connection with the liabilities assumed by the Employer pursuant to the Plan shall not be deemed to be held under any trust for the benefit of a Participant or a Participant's Beneficiaries or to be security for the performance of the Employer's obligations pursuant hereto, but shall be and remain a general asset of the Employer.

     9.2  Spendthrift Provision.     Neither a Participant
nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be non-assignable and non-transferable. No part of the amounts payable shall, prior to actual payments, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     9.3 Plan Not An Employment Agreement. This Plan shall not be deemed to constitute an employment agreement between the parties hereto, nor shall any provision hereof restrict the right of the Employer to discharge a Participant as an employee of the Employer or restrict a Participant's right to terminate his or her employment.

     9.4  Protective Provisions.   A Participant will
cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, including taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer. If a Participant makes any material misstatement of information or nondisclosure of medical history, then a Participant shall not be considered as having been a Participant in the Plan.

               ARTICLE X - MISCELLANEOUS
               _________________________

  10.1 Termination of Plan

          (a) General. The Employer, upon written notice to all Participants, shall have the right, at any time, to terminate this Plan. Such termination shall become effective when authorized by the Board of Directors of the Employer and written notice given to the Participants. Upon termination of this Plan, those Participants that are fully vested and entitled to or are receiving Normal Retirement Benefits or Early Retirement Benefits pursuant to the provisions of Article III and those Beneficiaries receiving benefits pursuant to the provisions of Article IV shall continue to receive such benefits in accordance with this Plan. The Participants who are not then vested or receiving Normal Retirement Benefits or Early Retirement Benefits will be entitled to no benefits pursuant to this Plan other than their Account balance as calculated on the effective date of the Plan termination. A termination of the Plan will not be a distributable event, except in the three circumstances set forth in Section 10.1(b) below.

          (b) Termination. Under no circumstances may the Plan permit the acceleration of the time or form of any payment under the Plan prior to the payment events specified herein, except as provided in this Section 10.1(b). The Bank may, in its discretion, elect to terminate the Plan in any of the following three circumstances and accelerate the payment of the entire unpaid balance of each Participant's vested benefits as of the date of such payment in accordance with Section 409A of the Code:

          (i) the Plan is irrevocably terminated within 30 days preceding a Change in Control and (1) all arrangements sponsored by the Bank and/or the Corporation that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c)(2) are terminated, and (2) each Participant and all participants under the other aggregated arrangements receive all of their benefits under the terminated arrangements within 12 months of the date of termination of the arrangements,

          (ii) the Plan is terminated at a time that is not proximate to a downturn in the financial health of the Bank and/or the Corporation and (1) all arrangements sponsored by the Bank and/or the Corporation that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c)(2) if a Participant had deferrals of compensation under such arrangements are terminated, (2) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements; (3) all payments are made within 24 months of the date the Bank and/or the Corporation take all necessary action to irrevocably terminate the arrangement;
                and (4) neither the Bank nor the Corporation adopts a new arrangement that would be aggregated with the Plan or any terminated arrangement under Treasury Regulation Section 1.409A-1(c)(2) if a Participant participated in both arrangements, at any time within three years following the date the Bank and/or the Corporation take all necessary action to irrevocably terminate the Plan or aggregated arrangement, or

          (iii) the Plan is terminated within 12 months of a corporate dissolution taxed under
                Section 331 of the Code, or with the approval of a
               bankruptcy court pursuant to 11 U.S.C.
               Section 503(b)(1)(A), provided that the amounts deferred by each Participant under the Plan are included in the Participant's gross income in the later of (1) the calendar year in which the termination of the Plan occurs,
               (2) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (3) the first calendar year in which the payment is administratively practicable.

     10.2 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Employer and each Participant hereunder and their respective heirs, executors, administrators, successors and assigns.

     10.3 Amendments and Modifications. This Plan may be changed or altered by written instrument signed by the Employer and shall become effective upon written notification to the Participants. Notwithstanding anything in this Plan to the contrary, the Board of Directors of the Bank may amend in good faith any terms of this Plan, including retroactively, in order to comply with Section
409A of the Code.

     10.4 Governing Law. This Plan is made pursuant to, and shall be governed by, the laws of the Commonwealth of Pennsylvania, in all respects, including matters of construction, validity and performance, except to the extent that federal law is applicable.

     10.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

     10.6 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Bank under this Plan. Upon the occurrence of such event, the term "Bank" or "Employer" as used in this Plan shall be deemed to refer to the successor or survivor company.

     10.7 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

     IN WITNESS WHEREOF, the Employer has adopted this Amended and Restated Supplemental Executive Retirement Plan effective as of June 27, 2007.

                    FIRST KEYSTONE BANK



                    By:  /s/ Thomas M. Kelly
                         ______________________________































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